EXHIBIT 99

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions
KAYDON CORPORATION ANNOUNCES ACCRUAL OF CONTINGENT INTEREST ON 4% CONTINGENT
CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023
Ann Arbor, MI — May 21, 2008
     Kaydon Corporation (NYSE:KDN) today announced that for the period from May 23, 2008 to, but excluding, November 23, 2008 its $200 million 4% Contingent Convertible Senior Subordinated Notes Due 2023 (the “Notes”) will, subject to the terms of the indenture under which they were issued, accrue contingent interest at a rate of 0.5 percent per annum, in addition to the 4.0 percent initial annual rate of interest payable on the Notes.
     Kaydon Corporation is a leading designer and manufacturer of custom-engineered, performance-critical products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, alternative-energy, and aftermarket customers.

Contact:	James O’Leary
President and Chief Executive Officer
(734) 747-7025 ext. 2025